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                      AMES DEPARTMENT STORES, INC.               Exhibit 20
                        NOVEMBER RESULTS VS. PLAN               Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                        November, 1995     Fiscal 1995 YTD
                                          Actual Plan (a)   Actual Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents          $20.0    $24.2    $30.4    $15.2

Cash Flow from Operations:
   Net Income (Loss)                         8.0      8.4     (4.9)    (3.3)
   Non-Cash Income Tax Exp (Ben)             3.5      3.6     (2.1)    (1.4)
   Other                                     0.5      0.6      5.3      5.4
                                        ------------------------------------
Cash Provided by (Used in) Operations       12.0     12.6     (1.7)     0.7

Changes in Working Capital:
   FIFO Inventory (increase) decrease       38.8     17.6   (131.3)  (137.0)
   Trade Payables increase (decrease)      (13.1)     2.0     59.3     83.4
   All Other                               (10.5)   (30.5)   (45.8)   (59.8)
                                        ------------------------------------
Net Changes in Working Capital              15.2    (10.9)  (117.8)  (113.4)

Capital Expenditures                        (2.5)    (0.6)   (22.6)   (24.2)

Other:
   ST Borrowings (Payments) - Revolver      (1.4)    25.0    174.3    190.0
   Capital Lease Payments                   (0.4)    (0.3)    (3.5)    (4.6)
   Long-Term Debt Payments                     -        -    (15.2)   (12.5)
   Financing Fee Payments                      -        -     (1.0)    (1.2)
                                        ------------------------------------
Total Other                                 (1.8)    24.7    154.6    171.7
                                        ------------------------------------

Increase (Decrease) in Cash & Cash Equiv    22.9     25.8     12.5     34.8
                                        ------------------------------------

Ending Cash & Cash Equivalents             $42.9    $50.0    $42.9    $50.0
                                        ====================================

(a)As reported on Form 8-K dated August 18, 1995


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